UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported): January 8, 2014

INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

California	0-10294	95-3276269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2130 Cousteau Court, Vista, California
 (Address of principal executive offices, including ZIP code)

(760) 598-1655
 (Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 C.F.R. §14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 C.F.R. §13e-4(c))

4838-91

Item 1.01                      Entry into a Material Definitive Agreement.

On January 8, 2014, International Lottery & Totalizator Systems, Inc., a California corporation (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) with Delaware International Lottery & Totalizator Systems, Inc., a Delaware corporation (“ILTS DE”), a wholly-owned subsidiary of the Company.  Pursuant to the terms of the Merger Agreement, the Company intends to merge with and into ILTS DE, with (i) each outstanding share of the Company’s common stock being automatically converted into one (1) share of ILTS DE common stock and (ii) each outstanding share of ILTS DE common stock being automatically cancelled.  The Company intends that the officers and directors of the Company become the officers and directors of ILTS DE upon the consummation of the transactions contemplated by the Merger Agreement (the “Merger”).

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The description of the Merger Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement.

Immediately following the consummation of the Merger, ILTS DE intends to effect a reverse stock split on outstanding shares of its common stock (the “Reverse Stock Split”) at a ratio of 9,245,317-for-1, whereby each 9,245,317 issued and outstanding shares of common stock prior to the Reverse Stock Split would be automatically and without any action on the part of the respective holders thereof combined and converted into one (1) share of common stock.  Berjaya Lottery Management (H.K.) Limited (“Berjaya”) would remain as the sole shareholder of ILTS DE following the Reverse Stock Split and each shareholder of ILTS DE holding less than one (1) whole share of common stock following the consummation of the Reverse Stock Split would be paid $1.33 in cash per pre-Reverse Stock Split shares of common stock in lieu of fractional share interests.

Promptly following the consummation of the Reverse Stock Split, ILTS DE, as successor to the Company, intends to terminate its registration and reporting obligations under the Securities and Exchange Act of 1934, as amended.

As described below, the Company has obtained the written consent of Berjaya, the holder of a majority of the outstanding shares of the Company’s common stock, approving the Merger and the Reverse Stock Split.

The Company plans to file with the United States Securities and Exchange Commission (the “SEC”) an Information Statement on Schedule 14C (the “Information Statement”) and a statement on Schedule 13E-3 (the “13E-3”) in connection with the Merger and the Reverse Stock Split. The Merger and Reverse Stock Split will be consummated promptly following the date 20 calendar days following the date on which the Information Statement is first mailed to shareholders of the Company.

Additional Information about the Proposed Transactions and Where to Find It

THE MERGER AND REVERSE STOCK SPLIT HAVE ALREADY BEEN APPROVED BY THE HOLDER OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK.  ACCORDINGLY, NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THE INFORMATION STATEMENT.  HOWEVER, THE INFORMATION STATEMENT AND 13E-3 WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER, THE REVERSE STOCK SPLIT, AND RELATED MATTERS.  SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE INFORMATION STATEMENT AND 13E-3 CAREFULLY WHEN THEY ARE AVAILABLE. The Information Statement and 13E-3, when filed with the SEC, can be obtained free of charge through the website maintained by the SEC at www.sec.gov or upon request from the Company at 2310 Cousteau Court, Vista, California 92081; telephone (760) 598-1655.

Forward Looking Statements

This Current Report on Form 8-K  includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.  Investors are referred to the most recent reports filed with by the Company with the SEC.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On January 8, 2014 (January 9, 2014 Malaysia time), Berjaya, the holder of a majority of the outstanding shares of the Company’s common stock approved by written consent the Merger and the Reverse Stock Split.  As of January 8, 2014, the Company had 12,962,999 outstanding shares of common stock, 9,245,317 of which were held by Berjaya.

Item 9.01                      Exhibits.

2.1           Agreement and Plan of Merger, dated as of January 8, 2014, by and between International Lottery & Totalizator Systems, Inc. and Delaware International Lottery & Totalizator Systems, Inc.

4838-91

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on January 8 2014.

INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.

By:     /s/ Siaw Peng Low
Name: Siaw Peng Low
Title:  Corporate Secretary